As filed with the Securities and Exchange Commission on September 17, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Capstone Turbine Corporation
(Exact name of registrant as specified in its charter)

Delaware	95-4180883
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

21211 Nordhoff Street
Chatsworth, California 91311
(818) 734-5300
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Edward I. Reich
Executive Vice President, Chief Financial Officer and Secretary
Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, California 91311
(818) 734-5300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:
J. Chase Cole, Esq.
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219
(615) 244-6380

Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement as determined by Capstone Turbine Corporation based on market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-128164
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed maximum	Proposed maximum
Title of each class of securities	Amount to be		offering price	aggregate		Amount of
to be registered	registered		per unit	offering price		registration fee
Common Stock, $0.001 par value per share, Common Stock Warrants and related Preferred Stock purchase rights (2)	$7,398,229	(1)(3)	— (1)	$7,398,229	(1)(3)(4)(6)	$291 (5)

(1)	Pursuant to General Instruction II. D. of Form S-3 under the Securities Act, the fee table does not specify by each class of securities to be registered information as to the amount to be registered, proposed maximum offering price per unit and the proposed maximum offering price. Securities sold hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	This registration statement also relates to rights to purchase shares of the registrant’s Preferred Stock (the “Rights”) which are issuable pursuant to the registrant’s stockholder rights plan. Until the occurrence of certain prescribed events, the Rights are not exercisable and will be transferable along with and only with the common stock. The value attributable to the Rights, if any, is reflected in the value of the common stock.

(3)	The amount to be registered consists of up to $7,398,229 of such indeterminate number of common stock warrants and such indeterminate number of shares of common stock as may from time to time be issued hereunder at indeterminate prices and such indeterminate number of shares of common stock as may from time to time be issued upon exercise of any common stock warrants registered hereunder, including under any applicable anti-dilution provisions.

(4)	Estimated solely for purposes of calculating the registration fee.

(5)	Calculated pursuant to Rule 457(o) under the Securities Act.

(6)	The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

PART II
Item 16. Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-5 Opinion of Waller Lansden Dortch & Davis, LLP
Ex-23.1 Consent of Deloitte & Touche LLP

Explanatory Note
     This Registration Statement on Form S-3 is being filed by Capstone Turbine Corporation (the “Company”) pursuant to Rule 462(b) and General Instruction IV of Form S-3, as promulgated under the Securities Act of 1933, as amended. The contents of the Company’s Registration Statement on Form S-3 (File No. 333-128164), filed by the Company with the Securities and Exchange Commission, which was declared effective on September 14, 2005, is incorporated by reference into, and shall be deemed part of, this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.
     All exhibits filed with or incorporated by reference in Registration Statement No. 333-128164 are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit
Number	Description of Document

5	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

24	Power of Attorney (included on the signature page)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on September 17, 2008.

CAPSTONE TURBINE CORPORATION
By:	/s/ Edward I. Reich
Edward I. Reich
Executive Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Darren R. Jamison and Edward I. Reich, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto each said attorney-in-fact and agent, acting individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Darren R. Jamison Darren R. Jamison	Chief Executive Officer and Director (Principal Executive Officer)	September 17, 2008

/s/ Edward I. Reich Edward I. Reich	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	September 17, 2008

/s/ Elizabeth M. Reynolds Elizabeth M. Reynolds	Chief Accounting Officer (Principal Accounting Officer)	September 17, 2008

/s/ Eliot G. Protsch Eliot G. Protsch	Chairman of the Board of Directors	September 17, 2008

/s/ Richard K. Atkinson Richard K. Atkinson	Director	September 17, 2008

Signature	Title	Date

/s/ John V. Jaggers John V. Jaggers	Director	September 17, 2008

/s/ Noam Lotan Noam Lotan	Director	September 17, 2008

/s/ Gary J. Mayo Gary J. Mayo	Director	September 17, 2008

/s/ Gary D. Simon Gary D. Simon	Director	September 17, 2008

/s/ Holly A. Van Deursen Holly A. Van Deursen	Director	September 17, 2008

/s/ Darrell J. Wilk Darrell J. Wilk	Director	September 17, 2008

EXHIBIT INDEX
     The following exhibits are filed with this registration statement:

Exhibit
Number	Description of Document

5	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

24	Power of Attorney (included on the signature page)